SUB-ITEM Q(3)

Julius Baer Investment Funds

Submission of the revised Rule 18f-3 Plan is incorporated by reference to item N(2) of Post-Effective Amendment No. 46 to the Registration Statement filed on Form Type 485BPOS on October 29, 2007 (Accession No. 0000930413-07-008233).